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                                                                     EXHIBIT 8.1
                                                                TO ANNUAL REPORT
                                                                    ON FORM 20-F

            LIST OF SUBSIDIARIES OF GUANGSHEN RAILWAY COMPANY LIMITED

     The following table lists information concerning the subsidiaries of Guangshen Railway Company Limited as of December 31, 2005:

                                                                COUNTRY OF      PERCENTAGE OF INTEREST
                            NAME                              INCORPORATION   HELD BY GUANGSHEN RAILWAY
                            ----                              -------------   -------------------------
DIRECTLY HELD BY THE COMPANY

Guangzhou East Station Dongqun Trade and Commerce Service
   Company                                                         PRC                   100%
Shenzhen Fu Yuan Enterprise Development Company                    PRC                   100%
Shenzhen Guangshen Railway Civil Engineering Company(1)            PRC                   100%
Shenzhen Guangshen Railway Travel Service Ltd.                     PRC                   100%
Shenzhen Jian Kai Trade Company(2)                                 PRC                   100%
Shenzhen Jing Ming Industrial & Commercial Company Limited         PRC                   100%
Shenzhen Railway Station Travel Service Company(3)                 PRC                    75%
Shenzhen Longgang Pinghu Qun Yi Railway Store Loading and
   Unloading Company                                               PRC                    55%
Dongguan Changsheng Enterprise Company                             PRC                    51%
Shenzhen Railway Station Passenger Services Company Limited        PRC                   100%

INDIRECTLY HELD BY THE COMPANY

Shenzhen Nantie Construction Supervision Company                   PRC                   100%
Shenzhen Guangshen Railway Economic and Trade Enterprise
   Company                                                         PRC                   100%
Shenzhen Railway Property Management Company Limited               PRC                   100%
Shenzhen Yuezheng Enterprise Company Limited                       PRC                   100%
Shenzhen Road Multi-modal Transportation Company Limited           PRC                    60%

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(1)  We entered a share transfer agreement with Guangzhou Railway Economic and
     Technological Development General Company on June 13, 2006, pursuant to which, we transferred a portion of the equity interest in Shenzhen Guangshen Railway Civil Engineering Company held by us (and one of our subsidiaries, Shenzhen Fu Yuan Enterprise Development Company) to Guangzhou Railway Economic and Technological Development General Company. Following the completion of such transfer, we hold 49% of the equity interest in Shenzhen Guangshen Railway Civil Engineering Company.

(2) A public announcement was made that the subsidiary had to be put under liquidation on May 20, 2005 and the formal liquidation process also commenced on that date. As at December 31, 2005, the relevant legal procedures had not been completed but the directors consider that the impact of the liquidation process did not bear any material impact on the Financial Statements as a whole.

(3)  A Sino-foreign co-operative joint venture.